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                                                                   EXHIBIT 23.04

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-74219 on Form S-3 of Adelphia Communications Corporation of our report dated August 4, 1998, appearing in the Annual Report on Form 10-K of Century Communications Corporation for the year ended May 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Stamford, Connecticut
April 19, 1999